                   AMENDMENT NO. 1 TO MASTER DISTRIBUTION PLAN
                                       OF
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                    Class II

         THIS AMENDMENT NO. 1 TO MASTER DISTRIBUTION PLAN is made as of the 31st day of December, 2002, by each of the above named corporations (the "Issuers").
Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution Plan.

                                    RECITALS

         WHEREAS, American Century Variable Portfolios, Inc. adopted a Master
Distribution Plan dated May 18, 2001 (the "Plan"); and

         WHEREAS, American Century Variable Portfolios II, Inc. ("ACVP II"), has
added a new series, VP Inflation Protection Fund and American Century Variable
Portfolios, Inc. ("ACVP"), has added a new series, VP Large Company Value
(collectively the "Funds"), for which the Funds' boards have established a class of shares designated as Class II; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of ACVP II and the Funds.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. ACVP II and ACVP hereby adopt the Plan on behalf of the Funds, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution Plan, as amended by this Amendment No. 1.

         4. In the event of a conflict between the terms of this Amendment No. 1 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 1 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 1, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                    AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                    BY:     /s/Charles A. Etherington
                                            Charles A. Etherington
                                            Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering Class II Shares

Series                                                        Date Plan Adopted
------                                                        -----------------

American Century Variable Portfolios, Inc.
*        VP Global Growth Fund                                May 18, 2001
*        VP Growth Fund                                       May 18, 2001
*        VP Ultra Fund                                        May 18, 2001
*        VP Vista Fund                                        May 18, 2001
*        VP Equity Index Fund                                 May 18, 2001
*        VP Balanced Fund                                     May 18, 2001
*        VP Capital Appreciation Fund                         May 18, 2001
*        VP Value Fund                                        May 18, 2001
*        VP International Fund                                May 18, 2001
*        VP Income & Growth Fund                              May 18, 2001
*        VP Large Company Value Fund                          December 31, 2002

American Century Variable Portfolios II, Inc.
*     VP Inflation Protection Fund                            December 31, 2002

By:    /s/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  December 31, 2002